SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 12, 2006

Commission File Number: 0-28325

TMSF HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of other jurisdiction of incorporation or organization)

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87-0642252
(I.R.S.  Employer Identification No.)

707 Wilshire Blvd. Suite 2600 Los Angeles, CA 90017
(Address of principal executive office)

(213) 234-2400
(Registrant’s telephone number, including area code)

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(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 5.02 below, is incorporated by reference herein.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 12, 2006 TMSF Holdings, Inc. (the “Company”) announced that Daniel M. Rood has been named Chief Financial Officer of the Company effective immediately. Mr. Rood succeeds Mr. Masoud Najand who will remain with the Company as the Controller.

Mr. Rood has over 30 years of experience in the financial services industry, having served as Chief Financial Officer at Equitable Bank and VP of accounting at Standard Federal Savings Bank.

Mr. Rood was previously Managing Director at Kemper Securities (a wholly owned subsidiary of Kemper Insurance), where for over 10 years he managed and was responsible for the investment banking functions of the Financial Institutions, Mortgage Finance and Structured Finance groups. Additionally, Mr. Rood represented Kemper Securities as President and Director of five Kemper Corporation subsidiaries, including President and CEO of Kemper Mortgage Corporation.

Mr. Rood has been involved in all phases of the capital markets, including securitizations and cross-border securitizations, as well as equity, public and private debt placements, and was involved in mergers/acquisitions advisory capacities.

Most recently, Mr. Rood was President of Security Pacific Credit Corporation, a wholly owned subsidiary of Security Pacific Bancorp in Los Angeles, California.

The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The Company has entered into an employment agreement with Mr. Rood which sets forth the terms of his at will employment by the Company. Mr. Rood will receive a base salary at an annual rate of $175,200 and will be eligible to participate in any annual bonus program established by the Company’s Compensation Committee. Mr. Rood was also granted options on February 15, 2006, to purchase an aggregate of 110,000 shares of the Company’s common stock under the Company’s 2003 Stock Option Plan and standard form of option agreement at an exercise price of $2.71. The options have a term of ten years and vest over a five-year period

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

10.1 Employment Agreement with Daniel M. Rood dated May 15, 2006

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TMSF HOLDINGS, INC.

/s/ Raymond Eshaghian
Raymond Eshaghian
Chief Executive Officer

May 15, 2006